UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2007

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2007, Armstrong Holdings, Inc. and Armstrong World Industries, Inc. (AWI) issued a joint press release announcing a settlement has been reached on all intercompany claim and tax issues. The full text of the press release is attached hereto as Exhibit No. 99.1. A Stipulation and Agreement, and a Motion for Order Approving Stipulation and Agreement are being submitted for approval by the U.S. Bankruptcy Court in Wilmington, Delaware which presided over AWI’s Chapter 11 case. A copy of the Stipulation and Agreement is attached hereto as Exhibit No. 99.2 and a copy of the Motion is attached hereto as Exhibit No. 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 Joint press release of Armstrong Holdings, Inc. and Armstrong World Industries, Inc., dated February 26, 2007, announcing a settlement has been reached.

No. 99.2 Copy of Stipulation and Agreement.

No. 99.3 Copy of Motion for Order Approving Stipulation and Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/s/ Walter T. Gangl
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

Date: February 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
No. 99.1	Joint press release of Armstrong Holdings, Inc. and Armstrong World Industries, Inc., dated February 26, 2007, announcing a settlement has been reached.

No. 99.2	Copy of Stipulation and Agreement.

No. 99.3	Copy of Motion for Order Approving Stipulation and Agreement.